UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2011

MEDCATH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-33009	56-2248952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10720 Sikes Place Charlotte, North Carolina 28277

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (704) 815-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On December 14, 2011, MedCath Corporation issued a press release announcing its results of operations for the fiscal year and quarter ended September 30, 2011. A copy of the press release and supplemental financial information are furnished as Exhibits 99.1 and 99.2, respectively.

Item 8.01 Other Events

Note Receivable Related to the Sale of Louisiana Medical Center and Heart Hospital

On September 30, 2011 MedCath Corporation (“MedCath”) entered into a definitive Debt and Equity Purchase Agreement (the “Purchase Agreement”) to sell its interest in Louisiana Medical Center & Heart Hospital (LMCHH) to Cardiovascular Care Group (CCG). MedCath financed CCG’s purchase with a secured promissory note that was initially scheduled to mature 60 days after closing, subject to extension at CCG’s election for up to 60 additional days. CCG notified MedCath that CCG had elected to extend the maturity date of this promissory note from November 30, 2011 to December 31, 2011. In accordance with the terms of the promissory note, CCG retained the right to extend the maturity of this promissory note for another 30 days beyond December 31, 2011. CCG has exercised this right. Accordingly, the maturity date of the promissory note is now January 31, 2011. CCG has no further right under the terms of the promissory note to elect to extend its maturity date.

Item 9.01. Financial Statements and Exhibits

Exhibit 99.1 Press Release dated December 14, 2011

Exhibit 99.2 Supplemental Financial Information

Exhibits 99.1 and 99.2 listed in this Item 9.01 are being furnished under Item 2.02 and shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCATH CORPORATION

Date: December 19, 2011	By:	/s/ Lora Ramsey
Lora Ramsey
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	Press Release dated December 14, 2011

Exhibit 99.2	Supplemental Financial Information